Exhibit 10.6

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is entered into on January 13, 2006, (the “Effective Date”) by and between Dyneco Corporation, a Minnesota corporation (“Dyneco”), and MMA Capital, LLC, a Delaware Limited Liability Company, or its assigns (the “Secured Party”) and is attached to that certain Secured Convertible Promissory Note of even date between the parties as Exhibit D and is incorporated therein by reference. Any capitalized terms that are not defined in this Agreement are ascribed the meaning given them in such Convertible Promissory Note.

1.            Grant of Security Interest. Dyneco in consideration of the indebtedness described in this Agreement grants and conveys to the Secured Party a security interest in all of Dyneco’s existing and future right, title and interest in, to and under the Collateral as defined in Section 2 of this Agreement. This security interest is granted to the Secured Party to: (a) secure the payment of the indebtedness evidenced by a Convertible Promissory Note, dated as of even date herewith in the principal sum of Two Million Dollars ($2,000,000.00), with interest thereon as stated in such Convertible Promissory Note (the “Note”), and all renewals, extensions, and modifications of the Note; (b) ensure the payment of all other sums, with interest thereon, advanced under the terms of this Agreement; and (c) ensure the performance of the agreements and warranties of Dyneco contained in this Agreement, the Note, or any of the Note Documents (as defined in the Note) or incorporated in any of the foregoing agreements by reference.

2.	Property subject to the Security Interest.

2.1        Collateral. The property subject to the security interest (the “Collateral”) is as follows:

(a)         All goods and equipment now owned and hereinafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b)         All inventory now owned and hereinafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Dyneco’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

(c)         All contract rights and general intangibles now owned and hereinafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, legal claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind, whether actual or contingent;

(d)         All now existing and hereinafter acquired accounts, contract rights, royalties, license rights and all other forms of obligations owing to Dyneco arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Dyneco, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Dyneco;

(e)         All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned and Dyneco’s books relating to the foregoing;

(f)          All intellectual property rights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned; all claims for damages by way of any past, present and future infringement of any of the foregoing; and,

(g)         Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

2.2	Exceptions to Collateral.

(a)         After the Effective Date, Dyneco intends to acquire selected travel companies (individually, a “Target Company” and collectively, the “Target Companies”) whose key assets include contracts with airlines for the discounted purchase of airline seats (“Air Contracts”). Dyneco intends to complete the Target Company acquisitions using a combination of cash, Dyneco securities and promissory notes (“Target Notes”). Dyneco and MMA understand and agree that all of the assets of acquired Target Companies, including the Air Contracts, will be included in the Collateral under this Note, provided, however, that the security interest granted to MMA hereunder in any Target Company assets will be subordinated to any perfected security interest of a holder of a Target Note, but only up to the amount of such Target Note.

(b)         In addition, notwithstanding anything to the contrary in this Agreement, the term “Collateral” shall not include any contract right or licenses to the extent that any such contract or license prohibits the granting of a security interest therein, and the granting of a security interest in such contract or license would cause Dyneco to lose its rights thereunder.

3.            Removal of Collateral Prohibited. Dyneco shall not permanently remove the Collateral from its premises without the written consent of the Secured Party, except that Dyneco may dispose of Collateral in the ordinary course of business.

4.            Protection of Secured Party’s Security. If an Event of Default occurs under any of the Note Documents (other than the Note) or Dyneco commits a material breach of this Agreement, then the Secured Party shall provide written Notice of Default to Dyneco at the address listed below or such other address as Dyneco shall hereafter provide to the Secured Party. The Notice of Default provided to Dyneco shall specify the default(s) identified by the Secured Party and shall state that Dyneco shall have ten (10) days within which to cure said default. Should Dyneco not cure the specified default(s) within said ten-day period, then the Secured Party may avail itself of any remedies permitted under the Note and may also make such court appearance, disburse such sums and take such action as the Secured Party deems necessary, in its sole discretion, to protect the Secured Party’s interest, including but not limited to: (i) disbursement of attorneys’ fees; (ii) entry upon Dyneco’s property, upon reasonable notice, to make repairs to the Collateral; and (iii) procurement of satisfactory insurance. Any amounts disbursed by Secured Party pursuant to this Section 4, with interest thereon, shall become additional indebtedness of Dyneco secured by this Agreement. Unless Dyneco and the Secured Party agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the Default Rate stated in the Note. Nothing contained in this Section shall require the Secured Party to incur any expense or take any action.

5.            Forbearance by Secured Party Not a Waiver. Any forbearance by the Secured Party in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of, or preclude the exercise of, any right or remedy. The acceptance by the Secured Party of payment of any sum secured by this Agreement after the due date of such payment shall not be a waiver of the Secured Party’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. No action taken by the Secured Party shall waive the Secured Party’s right to accelerate the indebtedness secured by this Agreement and seek such other remedies as are provided by this Agreement, the Note Documents and/or applicable law.

6.            Uniform Commercial Code Security Agreement. This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code of Delaware or any applicable jurisdiction where the Collateral may be located (“UCC”), and Dyneco hereby grants the Secured Party a security interest in said items, commencing as of the Effective Date. Dyneco agrees that the Secured Party may file any appropriate document(s) in the appropriate jurisdiction(s) as a financing statement for any of the Collateral, at Dyneco’s expense. In addition, Dyneco agrees to execute and deliver to the Secured Party, upon request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement and/or the Note in such form as the Secured Party may require to perfect a security interest with respect to said Collateral. Dyneco shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Secured Party may reasonably require. Without the prior written consent of the Secured Party, on and after the Effective Date, Dyneco shall not create or suffer to be created pursuant to the UCC any other security interest in the Collateral, including replacements and additions thereto, except liens expressly permitted hereunder. Upon the occurrence of an Event of Default under the Note or a material breach of this Agreement, the Secured Party shall have the remedies under the UCC and, at the Secured Party’s option, may also invoke the other remedies provided in this Agreement and/or the Note as to such items. In exercising any of said remedies, the Secured Party may proceed against any or all of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Secured Party’s remedies under the UCC or of the other remedies provided in this Agreement and/or the Note.

7.	Rights of Secured Party.

7.1        Upon the occurrence of an Event of Default, delivery of a Notice of Default by the Secured Party to Dyneco to the extent required herein, and upon Dyneco’s failure to cure the stated default(s), the Secured Party may require Dyneco to assemble the Collateral and make it available to the Secured Party upon reasonable notice at the place to be designated by the Secured Party which is reasonably convenient to both parties. The Secured Party may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale or other method of disposition pursuant to the UCC. The Secured Party may bid at any public sale on all or any portion of the Collateral. The Secured Party shall give Dyneco reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least ten (10) days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.

7.2        Notwithstanding any provision of this Agreement, the Secured Party shall be under no obligation to offer to sell the Collateral or to offer Dyneco a right of redemption. If the Secured Party offers to sell the Collateral, the Secured Party will be under no obligation to consummate a sale of the Collateral if, in its reasonable business judgment, none of the offers received by it reasonably approximates the fair value of the Collateral.

7.3        If the Secured Party elects not to sell the Collateral, the Secured Party may elect to follow the procedures set forth in the UCC for retaining the Collateral in satisfaction of Dyneco’s obligation, subject to Dyneco’s rights under such procedures, except a right of redemption, if any, which Dyncaco expressly waives.

8.            Remedies Cumulative. Each remedy provided in this Agreement and/or the Note is distinct and cumulative to all other rights or remedies under this Agreement and/or the Note or afforded by law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever.

9.            Costs and Expenses. Dyneco agrees to pay on demand all costs and expenses, including attorneys’ fees and court costs, of the Secured Party in connection with any actions taken under this Agreement to perfect its security interest or enforce this Agreement (whether suit is commenced or not); provided, however, that Dyneco shall not be responsible for any costs or expenses of the Secured Party for improperly or incorrectly identifying an Event of Default or improperly delivering a Notice of Default, where no Event of Default has occurred.

10.          Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, sent by facsimile transmission, or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, addressed to the other party. All such notices, advises and communications shall he deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of facsimile transmission, on the date of transmission; and (c) in the case of mailing, on the third day after the posting thereof.

11.          Entire Agreement, Savings Clause, Assigns and Governing Law. This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

DEBTOR PARTY: Dyneco Corporation, a Minnesota corporation /s/ Daniel G. Brandano By: Daniel G. Brandano Its: President Address: ___________________________ ___________________________	SECURED PARTY: MMA Capital, LLC, a Delaware Limited Liability Company /s/ Gary Armitage By: Gary Armitage Its: Managing Member Address: 456 Montgomery Street Suite 2200 San Francisco, CA 94104